Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-267432, 333-270076, 333-274296 and 333-277568) and Form F-3 (No 333-277499) of Woodside Energy Group Ltd of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers

Perth, Australia

February 25, 2025